CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Artcraft III Inc. (the “Company”) on Form 10-QSB for the quarter ending February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Lopes, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2006, fairly presents, in all material respects, the financial condition and results of operations of Artcraft III Inc.

/s/ John Lopes

John Lopes

Chief Executive Officer and

Chief Financial Officer

April 21, 2006